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                                                                   EXHIBIT 10.7

                           ALLIED CAPITAL CORPORATION

                         INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT, dated as of the last date set forth below, is made by and between Allied Capital Corporation, a Maryland corporation (together with its investment company subsidiaries, the "Company"), and Allied Capital Advisers, Inc., a Maryland corporation (the "Adviser").

1.       PURPOSE OF THE COMPANY.

         The Company is organized under the laws of the State of Maryland as a closed-end investment company registered as such under Investment Company Act of 1940 (the "ICA") and has elected under the ICA to be regulated as a business development company.

2.       THE INVESTMENT ADVISER.

         The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and has entered into this Agreement with the Company to act as its investment adviser. The terms of this Agreement are as follows:

3.       OBLIGATIONS OF THE ADVISER.

         The Company hereby engages the Adviser's services as the Company's investment adviser. As such, the Adviser will:

         (a) advise the Company as to the acquisition and disposition of securities in accordance with the Company's investment policies;

         (b) make available and, if requested by entities in the securities of which the Company has invested or is proposing to invest, render managerial assistance to, and exercise management rights in, such entities;

         (c) provide to the Company office space and facilities and the services to the extent required of the Adviser's officers and employees;

         (d) maintain the Company's books of account and other records and files;

         (e) report to the Company's Board of Directors, or to any committee or officer of the Company acting pursuant to the authority of the Board, at such times and in such detail as the Board deems appropriate in order to enable the Company to determine that its investment policies are being observed and implemented and that the Adviser's obligations hereunder are being fulfilled. Any investment program undertaken by the Adviser pursuant hereto and any other activities undertaken by the Adviser on the Company's


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         behalf shall at all times be subject to any directives of the
         Company's Board of Directors or any duly constituted committee or officer of the Company acting pursuant to authority of the Company's Board of Directors; and

         (f) cause to be offered to the Company opportunities to acquire or dispose of securities in co-investment with other entities managed by the Adviser in accordance with the co-investment guidelines set out below. Except to the extent of acquisitions and dispositions that, in accordance with such guidelines, require the specific approval of the Company's Board of Directors, the Adviser is authorized to effect acquisitions and dispositions of securities for the Company's account in the Adviser's discretion. Where such approval is required, the Adviser is authorized to effect such acquisitions and dispositions for the Company's account upon and to the extent of such approval. The Company will put the Adviser in funds whenever the Adviser requires funds for an acquisition of securities in accordance with the foregoing, and the Company will cause to be delivered in accordance with the Adviser's instructions any securities disposed of in accordance with the foregoing. The Adviser will arrange for the certificates for any securities acquired to be delivered to the Company's custodian.

4.       CO-INVESTMENT GUIDELINES.

         Most investments made by the Company will continue to be made in participation with Allied Capital Corporation II ("Allied II") and Allied Venture Partnership and Allied Technology Partnership (the "affiliated partnerships"). The Securities and Exchange Commission exemptive orders permitting such co-investment provide that the Company must be offered the opportunity to invest in any investment that would be suitable for both Allied II and the Company to the extent of an amount proportionate to their respective consolidated assets (including, in the case of the Company, the combined assets of the affiliated partnerships so long as they are not fully invested). Securities purchased in a joint transaction by both the Company and Allied II or an affiliated partnership will consist of the same class of securities, including the same registrations rights, if any, and other rights related thereto, and will be purchased for the same unit consideration, and the approval of such transaction, including the determination by the Company's and Allied II's non-interested directors, will take place during the same time period. The Company recognizes that the Adviser, in turn, is obligated, subject to specified exceptions, to allocate to Allied Venture Partnership one-half of any investment opportunity made available to the Company, and to consider Allied Technology Partnership for participation in any investment that is otherwise made available for syndication, as long as these affiliated partnerships have funds available for investment.

         Notwithstanding the foregoing, the Company will not make any investment in the securities of any issuer in which Allied II or either of the affiliated partnerships, but not the Company, has previously invested, or vice versa.

         The Adviser will give the Company the opportunity to dispose of any securities in which both Allied II or one or both of the affiliated partnerships and the Company have invested in

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proportion to their holdings of such securities. The Company will take advantage of such opportunity except to the extent that a majority of the members of its Board of Directors, including a majority of its non-interested directors, determines otherwise. In connection with any such disposition, the Company will be required to bear no more than its proportionate share of the transaction costs related thereto.

         The Company will participate in any investment in which Allied II may also participate only to the extent that such participation is approved in advance by a majority of the members of its Board of Directors, including a majority of its non-interested directors.

         The Adviser will give notice to the Company of any intention of Allied II or one or both of the affiliated partnerships to exercise any conversion privilege or other right to acquire equity securities of an issuer in the securities of which both Allied II or one or both of the affiliated partnerships and the Company have invested.

5.       EXPENSES TO BE PAID BY THE ADVISER.

         The Adviser will pay for its own account all expenses incurred by the Adviser in rendering the services to be rendered by the Adviser hereunder. Without limiting the generality of the foregoing, the Adviser will pay the salaries and other employee benefits of the persons in its organization whom the Adviser may engage to render such services, including without limitation persons who may from time to time act as the Company's officers. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, award to such officers options to acquire shares of the Company's common stock, which shall not be deemed part of their salaries or other employee benefits for the purpose of this paragraph.

6.       EXPENSES TO BE PAID BY THE COMPANY.

         The Company will reimburse the Adviser promptly, against the Adviser's voucher, for any expenses incurred by the Adviser for the Company's account. Without limitation, such expenses shall include all expenses of any offering and sale by the Company of its shares and, except as otherwise specifically provided above, all expenses of the Company's operations; the fees and disbursements of the Company's counsel, accountants, custodian, transfer agent and registrar; fees and expenses incurred in producing and effecting filings with federal and state securities administrators; costs of the Company's periodic reports to and other communications with the Company's shareholders; costs of promoting the Company's stock; fees and expenses of members of the Company's Board of Directors who are not directors, officers or employees of the Adviser or of any entity affiliated with the Adviser, and fees of directors who are such officers, directors or employees; premiums for the fidelity bond maintained by the Company pursuant to ICA Section 17; and all transaction costs incident to the acquisition and disposition of securities by the Company in proportion to the Company's participation therein, including, without limitation, legal and accounting fees and other professional or technical fees and expenses (e.g., credit report, title search and delivery charges, costs of specialized consultants such as accountants or industryspecific technical experts, and deal-specific travel expenses) incurred in monitoring, negotiating

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and working-out such investments, as well as responding to any litigation arising therefrom. If the Company for its corporate purposes uses the services of attorneys or paraprofessionals on the staff of the Adviser in lieu of outside counsel, the Company will reimburse the Adviser for such services at hourly rates calculated to cover the cost of such services, as well as for incidental disbursements.

7.       RECEIPT OF FEES.

         All fees that may be paid by or for the account of an entity in which the Company has invested or is proposing to invest in connection with an investment transaction in which the Company participates or provides follow-on managerial assistance will be treated as commitment fees or management fees and will be received by the Company, pro rata to the Company's participation in such transaction. Nevertheless, the Adviser will be entitled to retain for its own account any fees paid to the Adviser by or for the account of any entity, including an entity in which the Company may have invested, for special investment banking or consulting work performed for the entity which is not related to such transaction or follow-on managerial assistance. The Adviser will report to the Company's Board of Directors not less often than quarterly all fees received by the Adviser from any source and whether, in its opinion, any such fee is one that the Adviser is entitled to retain under the provisions of this paragraph. In the event that any member of the Company's Board of Directors should disagree, the matter shall be conclusively resolved by a majority of the Company's Board of Directors, including a majority of its members who are not interested persons of the Company.

8.       COMPENSATION TO THE ADVISER.

         As the Adviser's sole and exclusive compensation for its services to be rendered pursuant to the terms set out above, the Company will, during the term of this Agreement, pay to the Adviser, quarterly, a fee equal to 0.625% per quarter of the quarter-end value of the Company's consolidated total assets (less the company's Interim Investments and cash and the Company's investment in Allied Capital Lending Corporation) and 0.125% per quarter of the quarter-end value of the Company's consolidated Interim Investments and cash.

         For this purpose "Interim Investments" are defined as short-term securities issued or guaranteed by the U.S. government or an agency or instrumentality thereof, or in repurchase agreements fully collateralized by such securities.

         For the purpose of calculating the fee, the values of the Company's assets will be determined as of the end of each calendar quarter by the Board of Directors. The Company will pay the quarterly fee as soon as practicable after the values for the applicable quarter have been determined. If the termination of the Adviser's services hereunder does not coincide with the last day of a calendar quarter, then any fee determined in accordance with this paragraph shall be multiplied by the ratio of the number of days in such quarter during which Adviser rendered services to the total number of days in such quarter.


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9.       INDEMNIFICATION OF THE ADVISER.

         The Company confirms that in performing services hereunder the Adviser will be an agent of the Company for the purpose of the indemnification provisions of the Company's By-Laws, subject, however, to the same limitations as though the Adviser were a director or officer of the Company. The Adviser shall not be liable to the Company, its shareholders or its creditors except for violations of law or for conduct which would preclude the Adviser from being indemnified under such provisions.

10.      APPROVAL OF THE AGREEMENT.

         The Company represents that the Company's Board of Directors, including a majority of its members who are not interested persons of the Company, approved this Agreement at a meeting held on March 9, 1995 at which a quorum was personally present, and a majority, as defined in the ICA, of the Company's shareholders approved it at a meeting held on the date hereof. This Agreement shall continue in effect until the annual meeting of the shareholders of the Company to be held in 1996 and thereafter from year to year as long as such continuance is specifically approved at least annually by the Company's Board of Directors, including a majority of its members who are not interested persons of the Company, or by vote of the holders of a majority, as defined in the ICA, of the Company's outstanding voting securities.

11.      TERMINATION OF THE AGREEMENT.

         The foregoing notwithstanding, this Agreement may be terminated by the Company at any time, without payment of any penalty, on 60 days' written notice to the Adviser if the decision to terminate has been made by the Company's Board of Directors or by vote of the holders of a majority, as defined in the ICA, of the Company's outstanding voting securities. This Agreement will terminate automatically in the event of its assignment, as defined in the ICA. The Adviser may also terminate this Agreement on 60 days' written notice to the Company; provided, however, that the Adviser may not terminate this Agreement unless another investment adviser has been approved by the vote of a majority, as defined in the ICA, of the Company's outstanding securities and by the Company's Board of Directors, including a majority of its members who are not parties to such agreement or interested persons of any such party.

12.      JURISDICTION.

         This Agreement shall be governed by the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of May 4th, 1995.


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ALLIED CAPITAL ADVISERS, INC.            ALLIED CAPITAL CORPORATION

By: /s/ Joan M. Sweeney                 By:  /s/ G. Cabell Williams, III
    -----------------------------            ----------------------------------
    Joan M. Sweeney, President               G. Cabell Williams, III, President



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